UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 23, 2022

Date of Report (Date of earliest event reported)

TOPGOLF CALLAWAY BRANDS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	MODG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed, on May 17, 2019, Topgolf Callaway Brands Corp. (the “Company”) and certain of its subsidiaries entered into a Fourth Amended and Restated Loan and Security Agreement with the lenders party thereto from time to time and Bank of America, N.A., as administrative agent and as security trustee for such lenders (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Agreement”).

On September 23, 2022, the Company entered into an amendment to the ABL Agreement (the “Sixth Amendment” and, the ABL Agreement as amended by the Sixth Amendment, the “Amended ABL Agreement”), which among other things, (a) designates Callaway Golf EU B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and wholly-owned indirect subsidiary of the Company, as a new borrower and guarantor under the Amended ABL Agreement, (b) amends certain definitions and other provisions (i) to permit certain additional inventory, accounts, and other assets to be included in the calculation of the borrowing base thereunder, (ii) to increase certain concentration limits and caps on the eligibility criteria for including certain assets in the borrowing base thereunder, and (iii) to increase certain advance rates and remove certain seasonal limitations on advance rates with respect to certain borrowing base assets, (c) amends certain definitions, covenants and other provisions to permit the Company and its subsidiaries to make certain investments, dispositions, distributions and other payments, and (d) amends certain definitions and other provisions (i) to replace the LIBOR-based benchmark rates for certain loans under the asset based revolving facility thereunder with SOFR-based rates (in the case of certain U.S. dollar-denominated loans), a SONIA-based rate (in the case of certain British Pound-denominated loans) and a SARON-based rate (in the case of certain Swiss Franc-denominated loans), and (ii) to reduce the interest rate margins for loans under the Amended ABL Agreement by 0.25% per annum.

The foregoing description is qualified in its entirety by reference to the Sixth Amendment, a copy of which is attached as Exhibit 10.1 and incorporated by reference in its entirety in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 10.1	Sixth Amendment to Fourth Amended and Restated Loan and Security Agreement, dated as of September 23, 2022, by and among Topgolf Callaway Brands Corp., certain subsidiaries of Topgolf Callaway Brands Corp., the financial institutions party thereto from time to time as lenders and Bank of America, N.A., as administrative agent and security trustee.

	Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOPGOLF CALLAWAY BRANDS CORP.

Date: September 28, 2022	By:	/s/ Sarah Kim
Sarah Kim
Vice President, General Counsel and Corporate Secretary